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                                                                   EXHIBIT 10.61

                                 BONUS AGREEMENT

         THIS AGREEMENT is made and entered into as of November 1, 2003, by and between Robert Singer, an individual resident of the State of Georgia ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation ("Employer").

                                   WITNESSETH:

         WHEREAS, Employee desires to retain Employee's services and employment with Employer through the date of a sale of Employer (as defined below) or through the date of Employer's payment of its subordinated notes, whichever event occurs first, by payment of a stay-put bonus under the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, for Employee's continued employment with Employer, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. DEFINITIONS.

         For purposes of this Agreement, the following terms are defined as set forth below:

               (a) "Subordinated Notes" means the presently outstanding subordinated notes in the principal amount of $14,835,000.00 issued March 16, 2002 by Employer.

               (b) "Sale of Employer" means (i) a sale of all or substantially all of the assets of Employer for cash or stock, or (ii) a merger or consolidation of Employer with another entity for cash or stock where the shareholders of Employer immediately after such merger or consolidation own thirty-five percent (35%) or less of the stock of the surviving entity, or (iii) a sale of a majority of the issued and outstanding stock of Employer for cash or stock.

SECTION 2. STAY-PUT BONUS.

         In the event of the Sale of Employer or Employer's payment in full of the then outstanding indebtedness under the Subordinated Notes, whichever event occurs first, Employee shall earn and be paid a stay-put bonus by Employer or its successor in the amount of Twenty-Five Thousand Dollars ($25,000.00) if Employee remains an employee of Employer through the occurrence of such





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event. The stay-put bonus, if earned under the preceding sentence, shall be paid to Employee no later than ten (10) days after the occurrence of such event.

SECTION 3. NOT EMPLOYMENT AGREEMENT.

         This Agreement does not constitute an employment agreement and does not give Employee the right to any term of employment.

SECTION 4. MISCELLANEOUS.

               (a) If any term of this Agreement is held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.

               (b) No waiver by Employer of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. Failure of Employer to exercise any right provided herein shall not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to Employer.

               (c) This Agreement shall inure to the benefit of, and is binding upon, Employer and its successors and assigns and Employee, together with Employee's executor, administrator, personal representative, and heirs. Employee shall not have the right to assign Employee's rights hereunder.

               (d) This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms hereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made; provided, however, that this Agreement and the compensation described herein does not replace or supersede any other compensation or bonus arrangement or agreement that exists on the date hereof between Employer and Employee. This Agreement may be modified only by a written instrument signed by all the parties hereto.

               (e) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed, and governed by in accordance with the laws of the State of Georgia.

               (f) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.



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               (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      HORIZON MEDICAL PRODUCTS, INC.



                                      By:
                                         --------------------------------------

                                      Title:
                                           ------------------------------------


                                      EMPLOYEE:



                                      -----------------------------------------
                                      Robert Singer





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